                                                                  EXHIBIT 99.370

FROM:                 Fortney, Elizabeth
SENT:                 Saturday, August 28, 1999 12:48 PM
TO:                   McManus, Terry
SUBJECT:              RE: Portfolio applications analyst ?!?

SENSITIVITY:          Confidential
T,
was just interested in the resource at PSC that she originally identified. Wanted to know who it is and what they have done before. Cribari had sent names of contacts from AT&T account previously and prior to talking to them regarding what the exercise was at AT&T, thought I'd find out who Linda had id'd.
Liz

LIZ FORTNEY
PEROTSYSTEMS CORPORATION
VOICE: (626) 537-3006
CELL: (626) 705-4135
FAX: (603) 849-7989
Pager: (800) PAGEMCI pin #1938735
ELIZABETH.FORTNEY@PS.NET

     -----Original Message-----
     FROM:        McManus, Terry
     SENT:        Saturday, August 28, 1999 9:27 AM
     TO:          Fortney, Elizabeth
     SUBJECT:     RE: Portfolio applications analyst ?!?
     SENSITIVITY: Confidential

     why sent??

     Terry McManus
     Perot Systems Corp.
     Los Angeles Energy Office
     626-537-3030

         -----Original Message-----
         FROM:    Fortney, Elizabeth
         SENT:    Friday, August 27, 1999 10:18 PM
         TO:      Curts, Linda
         CC:      Terry McManus
         SUBJECT: RE: Portfolio applications analyst ?!?
         SENSITIVITY:      Confidential

         Linda,
         We have received a formal RFP for this project from Frank Stewart. As we proceed to prepare the response, I recalled this email. Can you advise regarding the resource? We may need many more people. I'm putting together the method and approach, plus staffing/effort stuff. We will need a quite large team. In answer to your original question, TDY is fine. We will want to know more about the resource as a part of our prep work for the response.

         Please advise if we can talk to the person by telephone in the near future.

         Thanks,
         Liz

         LIZ FORTNEY
         PEROTSYSTEMS CORPORATION

         VOICE: (626) 537-3006
         CELL: (626) 705-4135
         FAX: (603) 849-7989
         Pager: (800) PAGEMCI pin #1938735
         ELIZABETH.FORTNEY@PS.NET

              -----Original Message-----
              FROM:            Curts, Linda
              SENT:            Monday, June 14, 1999 12:09 PM
              TO: Fortney, Elizabeth; McManus, Terry
              SUBJECT:         RE: Portfolio applications analyst ?!?
              SENSITIVITY:     Confidential

              I found someone that may work. I need a little more information like:
                  How long is the engagement?
                  TDY acceptable?

              Since we are trying to keep an eye on our overhead expenses, we may want to consider someone on the PX account that can do this assignment and Liz can backfill?

              -----Original Message-----
              FROM:        FORTNEY, ELIZABETH
              SENT:        Thursday, June 10, 1999 6:55 PM
              TO:          Linda Curts
              CC:          Carl Noblitt; Terry McManus; Alan Suding; Bob Winner
              SUBJECT:     Portfolio applications analyst ?!?
              IMPORTANCE:  High
              SENSITIVITY: Confidential

              Linda,
              I spoke with Frank Stewart at SCE, he has not yet found the appropriate resource. He is a good friend of ours (particularly likes Terry) and is very comfortable being candid. The original intent in Terry sending me over, was that it would be convenient because Frank sees it as a part time and on-call roll. If we identify a resource that meets his main screening criteria, which is more technical, we can fill in the management/consulting with the rest of our team here through Bob Winner, Al Suding and myself. The concern that Frank has is that it's part time and if we bring someone else in, we would require full time work to cover our costs. However, his candid comment was that our firm having someone working very closely with Canney would have some distinct advantages. As an extension to that comment, we would also have some advantage in looking at the total portfolio of applications information. Carl and I discussed the gains to be made with this advantage and it seems to us that if we could bill at a level that at least covers the cost of someone being here, it would make sense for us to do the deal.

              Please note, I am attaching an e-mail from Frank with his criteria and he wants us to understand that it's very confidential that he sent the info and talked to me on the topic.

              We will be conducting our bi-weekly leadership meeting tomorrow and I will go over this with Al Suding and Bob Winner to come together with a more precise definition of the required skillsets to forward to you.

              Thanks for your help,
              Liz

              LIZ,
              I KNOW IT IS A LITTLE UNDEFINED BUT MY REQUIREMENTS ARE SOMETHING LIKE:
              *   ABILITY TO PERFORM REQUIRED STAFF WORK AND MAKE
              RECOMMENDATIONS AS
              TO WHICH MANAGEMENT METHODS AND PRODUCTIVITY PROGRAMS WILL BE PURSUED.
              *   THE REQUIREMENT IS PART TIME BUT THE ASSIGNMENTS WILL TEND
              TO BE
              URGENT.
              * EXPERIENCE IN THE MANAGEMENT OF APPLICATION DEVELOPMENT AND MAINTENANCE.
              *   NEED TO BE ABLE TO UNDERSTAND AND USE METRICS TO HELP OUR
              DIRECTOR
              MAKE DECISIONS ABOUT HOW TO MANAGE THE PORTFOLIO.
                  *        OUR TARGET UNIT OF MEASURE IS FUNCTION POINTS
                  *        PRODUCTIVITY MEASURES WILL BE INCLUDED
                  *        THE PORTFOLIO HERE IS HETEROGENEOUS.  LANGUAGES
              INCLUDE
              COBOL, POWERBUILDER, C, C++, CSP, SMALLTALK, OMNIS, ETC.
                  *        PLATFORMS RANGE FROM LARGE SCALE IBM, UNIX, NT, TO
              P.C.
              IMPLEMENTATIONS.
              * AN ADDITIONAL BUT HARD TO ARTICULATE REQUIREMENT IS THAT OF CONFIDENTIALITY AND SENSITIVITY TO THE HR RELATED ASPECTS OF DETERMINING THE
              NATURE OF THE WORK AND ASSOCIATED PRIORITIES.
              PLEASE KEEP THIS NOTE CONFIDENTIAL.



              LIZ FORTNEY
              PEROTSYSTEMS CORPORATION
              VOICE: (626) 537-3006
              CELL: (626) 705-4135
              FAX: (603) 849-7989
              Pager: (800) PAGEMCI pin #1938735
              ELIZABETH.FORTNEY@PS.NET